Exhibit 99.1

Ethan Allen Reports Record Written Orders for Month of October 2015

[LOGO]

DANBURY, CT, November 2, 2015 (GLOBE NEWSWIRE) - Ethan Allen Interiors Inc. ("Ethan Allen" or the "Company") (NYSE:ETH) today announced in advance of investor meetings this week, that it has received record written orders for the month of October 2015 that exceed any prior month of October.

For the Company's Retail Division, total written orders for the month of October increased 33.9% and comparable written orders increased 32.3% compared to the previous year October.

The increase reflects the strength of the Ethan Allen interior design network, impact of new products and the previously announced shifts to the marketing calendar, as discussed in the Company’s fiscal first quarter 2016 earnings press release, which resulted in shifting timing of written orders to the fourth quarter of fiscal 2015 and to the second quarter of fiscal 2016.

"The substantial increase of our record written business this October compared to a strong October last year demonstrates the strength of our unique network of about 1,500 in-house interior design associates operating from our 200 Design centers in North America, of which 144 are operated by the Company. We expect to continue our progress in the remaining months of our fiscal second quarter and also in the third and fourth quarters of fiscal 2016 due to the implementation of many initiatives including aggressive introductions of new products and expanded marketing," said Farooq Kathwari, Chairman, President and CEO of Ethan Allen.

“We are in the midst of a substantial transformation that is leveraging our unique, vertically integrated structure, while repositioning Ethan Allen’s offerings, interior design network, manufacturing and logistics. We believe these initiatives are positioning the Company for both near and long-term growth and success and to continue creating value for Ethan Allen shareholders,” Mr. Kathwari further stated.

About Ethan Allen

Ethan Allen Interiors Inc. (NYSE: ETH) is a leading interior design Company and manufacturer and retailer of quality home furnishings. The Company offers complimentary interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates eight manufacturing facilities including five manufacturing plants and one sawmill in the United States plus one plant each in Mexico and Honduras. Approximately seventy percent of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit ethanallen.com.

Forward Looking Statements

This press release and related discussions should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended June 30, 2015 (the "2015 Form 10-K") and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about such matters as: our capital structure; future or targeted operational and financial performance; liquidity, capital and debt levels; strategic plans; transformation initiatives; the pending proxy contest, the impacts thereof and other possible changes in the composition of the Company's board of directors; stock repurchase and dividend plans; our intent to secure debt or other forms of financing; demand for our products; our position in markets we serve; and regional and global economic and industry market conditions and changes therein. Such forward-looking statements reflect management's current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties including specifically, and without limitation, those set forth in Part I, Item 1A "Risk Factors" of the 2015 Form 10-K. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

Additional Information

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company`s stockholders in respect of the 2015 annual meeting. Ethan Allen has filed with the U.S. Securities and Exchange Commission a definitive proxy statement and an accompanying white proxy card in connection with the 2015 annual meeting (the "2015 proxy materials"). The 2015 proxy materials contain important information about the Company, its directors and executive officers, the 2015 annual meeting and related matters. Stockholders are strongly urged to read the 2015 proxy materials, any amendments and supplements thereto, and the accompanying proxy card carefully. Stockholders will be able to obtain free copies of the 2015 proxy materials and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov and on the company`s web site at http://www.ethanallen.com/en_us/investor-relations1.html. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the 2015 proxy materials.

Ethan Allen Interiors Inc.

Investor / Media Contact:

Corey Whitely

Executive Vice President, Administration

Chief Financial Officer and Treasurer

cwhitely@ethanalleninc.com